Exhibit (d)(3)(iv)

Schedule A to

Amended and Restated Expense Limitation Agreement of Ashmore Funds

Amended as of September 16, 2013

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date	Expiration Date
Ashmore Emerging Markets Corporate Debt Fund	Institutional Class	1.17%	11/25/2010	11/24/2011
	Class A	1.45%	2/21/2011	2/20/2012
	Class C	2.20%	2/21/2011	2/20/2012

Ashmore Emerging Markets Local Currency Fund	Institutional Class	0.87%	11/25/2010	11/24/2011
	Class A	1.15%	2/21/2011	2/20/2012
	Class C	1.90%	2/21/2011	2/20/2012

Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.97%	11/25/2010	11/24/2011
	Class A	1.25%	2/21/2011	2/20/2012
	Class C	2.00%	2/21/2011	2/20/2012

Ashmore Emerging Markets Sovereign Debt Fund	Institutional Class	0.92%	11/25/2010	11/24/2011
	Class A	1.20%	2/21/2011	2/20/2012
	Class C	1.95%	2/21/2011	2/20/2012

[Schedule A to Expense Limitation Agreement]

Exhibit (d)(3)(iv)

Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	11/24/2011
	Class A	1.30%	2/21/2011	2/20/2012
	Class C	2.05%	2/21/2011	2/20/2012

Ashmore Emerging Markets Equity Fund	Institutional Class	1.17%	6/15/2011	6/15/2012
	Class A	1.45%	9/30/2011	9/30/2012
	Class C	2.20%	9/30/2011	9/30/2012

Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class	1.52%	9/30/2011	9/30/2012
	Class A	1.80%	9/30/2011	9/30/2012
	Class C	2.55%	9/30/2011	9/30/2012

Ashmore Emerging Markets Frontier Equity Fund	Institutional Class	1.52%	9/25/2013	2/28/2015
	Class A	1.80%	9/25/2013	2/28/2015
	Class C	2.55%	9/25/2013	2/28/2015

Dated as of: September 16, 2013

[signature page follows]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:
Name:
Title:

ASHMORE INVESTMENT MANAGEMENT LIMITED

By:
Name:
Title:

Date: September 16, 2013

[Schedule A to Expense Limitation Agreement — Signature Page]